                                                                   EXHIBIT 10.23

                           THE DYNATECH CORPORATION

                            1992 STOCK OPTION PLAN

        The purpose of this Plan is to encourage and enable certain employees of Dynatech Corporation (the "Company") and of any subsidiary of the Company, (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), to acquire an interest in the Company through the granting of options, as herein provided, to acquire its Common Stock, $.20 par value (the "Common Stock"). The Company intends that this purpose will be effected by the granting of options designated and qualified as "incentive stock options" ("Incentive Options") as defined in Section 422(b) of the Code, and by the granting of non-qualified stock options ("Non-qualified Options"), under the Plan.

1.      Shares of Stock Subject to the Plan

        The stock that may be issued and sold pursuant to options granted under the Plan shall not exceed, in the aggregate, 391,073 shares of Common Stock of the Company, which may be (i) authorized but unissued shares, (ii) treasury shares, or (iii) shares previously reserved for issue upon exercise of options under the Plan, which options have expired or have been terminated; provided, however, that the number of shares subject to the Plan shall be subject to adjustment as provided in Section 6.

2.      Eligibility

        Options granted under the Plan may be either Incentive Options or Non-qualified Options. Options will be granted only to persons who are key employees of the Company or a subsidiary (as defined in the Code). Incentive Options will be granted only to persons who are eligible to receive an incentive stock option under the Code. For the purposes of this Plan, "key employees" shall be those full-time employees of the Company who are selected by the Board of Directors because of their responsibility in respect of the affairs of the Company and its subsidiaries. Directors of the Company or a subsidiary who are not employees thereof are not eligible to receive options under the Plan. The Board of Directors of the Company (the "Board") acting by a majority of its disinterested Directors, shall determine the employees to be granted options ("Optionees"), the number of shares subject to each option, and the terms of the options, consistent with the provisions of the Plan. The Board may appoint from its disinterested Directors a committee of three or more persons who may exercise the powers of the Board in granting options under the Plan. As used herein, a "disinterested" Director shall mean one who is not, during the one year prior to service as an administrator of the Plan, or during such service, granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its affiliates.

3.      Price and Limitation on Grant and Options

        The purchase price of shares which may be purchased under each option shall be at least equal to the fair market value per share of the outstanding Common Stock of the Company at the time the option is granted as determined by the Board acting in good faith, and the Board in its discretion may set a higher price. Notwithstanding the foregoing, if an Incentive Option is granted to an employee, who at the time of such grant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company (such employees are referred to hereinafter as "Ten Percent Shareholders"), the purchase price of shares which may be purchased under each such Incentive Option shall be at least equal to one hundred ten percent (110%) of the fair market value per share of the outstanding

Common Stock of the Company at the time such Incentive Option is granted as determined by the Board acting in good faith, and the Board in its discretion may set a higher price. The aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations as defined in Section 424 of the Code) shall not exceed $100,000.

4. Period of Option and Certain Limitations on Right to Exercise

   Each option shall be exercisable at such time or times as the Board shall from time to time determine, but in no event (i) prior to the expiration of six months from the date such option is granted, or (ii) after the expiration of ten years from the date such option is granted. In determining when options granted under the Plan shall be exercisable, the Board may establish such terms, conditions, or incentives as it, in its sole discretion, deems appropriate. An Incentive Option granted to a Ten Percent Shareholder shall in no event be exercisable after the expiration of five years from the date such option is granted. The delivery of certificates representing shares under any option will be contingent upon receipt from the Optionee (or, in the event of the Optionee's death, his personal representative acting in his stead in accordance with the provisions of the option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the option or applicable provisions of law. Payment for shares of Common Stock shall be made either in (i) cash, or (ii) if expressly permitted by the terms of the applicable option agreement, shares of Common Stock of the Company valued at their fair market value on the date of exercise, as determined in good faith by the Board.

5. Non-transferability of Option

   Each option granted under the Plan shall provide that it is personal to the Optionee, is not transferable by the Optionee in any manner otherwise than by will or the laws of descent and distribution and is exercisable, during the Optionee's lifetime, only by him. However, the rights and obligations of the Company under the Plan and any option may be assigned by the Company to a successor to the whole or any substantial part of its business provided that such successor assumes in writing all of such rights and obligations.

6. Dilution or Other Adjustments

   The terms of the options and the number of shares subject to this Plan shall be equitably adjusted in such manner as to prevent dilution or enlargement of option rights in the following instances:

        (a) the declaration of a dividend payable to the holders of Common Stock in stock of the same class;

        (b) a split-up of the Common Stock or a reverse split thereof; or

        (c) a recapitalization of the Company under which shares of one or more different classes of stock are distributed in exchange for or upon the Common Stock without payment of any valuable consideration by the holders thereof.

   The terms of any such adjustment shall be conclusively determined by the Board.

7. Change in Control

   In the event of a "Change in Control," unless the agreement evidencing the option otherwise provides, any stock option that is not previously exercisable and vested shall become fully exercisable and vested.

   "Change in Control" means any one of the following events: (i) when, without the prior approval of the Prior Directors of the Company, any Person is or becomes the beneficial owner (as defined in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the Rules and Regulations thereunder), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations of the Exchange Act) of such Person, directly or indirectly, of 25% or more of the outstanding Common Stock, (ii) the failure of the Prior Directors to constitute a majority of the Board at any time within two years following any Electoral Event, or (iii) any other event that the Prior Directors shall determine constitutes an effective change in the control of the Company. As used in the preceding sentence, the following capitalized terms shall have the respective meanings set forth below:

        (a) "Person" shall include any natural person, any entity, any "affiliate" of any such natural person or entity as such term is defined in Rule 405 under the Securities Act of 1933 and any "group" (within the meaning of such term in Rule 13d-5 under the Exchange Act);

        (b) "Prior Directors" shall mean the persons sitting on the Board immediately prior to any Electoral Event (or, if there has been no Electoral Event, those persons sitting on the Board on the date of this Agreement) and any future director of the Company who has been nominated or elected by a majority of the Prior Directors who are then members of the Board; and

        (c) "Electoral Event" shall mean any contested election of Directors, or any tender or exchange offer for the Common Stock, not approved by the Prior Directors, by any Person other than the Company or a subsidiary of the Company.

8.  Tax Withholding

    (a) Payment by Optionee. Each Optionee shall, no later than the date as of which the value of Common Stock received pursuant to an option granted under the Plan first becomes includable in his/her gross income for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Board regarding payment of any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

    (b) Payment in Shares. An Optionee may elect to have any such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Common Stock to be issued pursuant to the exercise of any option to a number of shares with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Common Stock owned by the Optionee with an aggregate fair market value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Exchange Act, the following additional restrictions shall apply:

        (A) The election to satisfy tax withholding obligations relating to an Option in the manner permitted by this Section 8(b) shall be made either (1) during the period beginning on the third business day following the date of release of quarterly or annual summary statements of sales and earnings of the Company and ending on the twelfth business day following such date, or
    (2) at least six months prior to the date as of which the exercise such an Option first becomes a taxable event for Federal income tax purposes;

        (B) such election shall be irrevocable;

        (C) such election shall be subject to the consent or disapproval of the Board; and

        (D) the Common Stock withheld to satisfy tax withholding, if granted at the discretion of the Board, must pertain to an Option which has been held by the participant for at least six months from the date of grant of the Option.

9.      Shareholder Approval

        The Plan is subject to the approval of the shareholders of the Company, and although options may be granted prior to such approval, none may be exercised until shareholder approval has been obtained. If such approval is not given within twelve months after the date hereof, the Plan and all outstanding options shall terminate and be null and void.

10.     Administration and Amendment of the Plan

        The Plan shall be administered by the Board, or a committee thereof as provided in Section 2, which shall effect the grant of options under the Plan, determine the form of options to be granted in each case, and make any other determination under or interpretation of any provision of the Plan and any option. Any of the foregoing actions taken by the Board or such committee shall be final and conclusive. The Board may amend and make such changes in and additions to the Plan as it may deem proper and in the best interest of the Company, provided, however, that no such action shall adversely affect or impair any options theretofore granted under the Plan without the consent of the Optionee; and provided, further, that no amendment (i) increasing the maximum number of shares which may be issued under the Plan, except as provided in
Section 6, (ii) extending the term of the Plan or any option, (iii) changing the minimum exercise price of options to be granted under the Plan, or (iv) changing the requirements as to eligibility for participation in the Plan, shall be adopted without the approval of shareholders.

11.     Expiration and Termination of the Plan

        Options may be granted under the Plan at any time, or from time to time, within ten years from the date the Plan is adopted or the date on which it is approved by the shareholders of the Company, whichever is earlier, as long as the total number of shares purchased under the Plan and subject to outstanding options under the Plan does not exceed 391,073 shares of the Common Stock of the Company, subject to adjustment as provided in Section 6. The Plan may be abandoned or terminated at any time by the Board, except with respect to any options then outstanding under the Plan.